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                                                                     EXHIBIT 5.1
                                PIPER & MARBURY
                                     L.L.P.
                              CHARLES CENTER SOUTH                   WASHINGTON
                             36 SOUTH CHARLES STREET                  NEW YORK
                          BALTIMORE, MARYLAND 21201-3018            PHILADELPHIA
                                  410-539-2530                         RESTON
                               FAX: 410-539-0489                       EASTON



                                 August 16, 1999


HUMAN GENOME SCIENCES, INC.
9410 Key West Avenue
Rockville, Maryland  20850

       Re:    Registration Statement on Form S-3

Ladies and Gentlemen:

       We have acted as counsel for Human Genome Sciences, Inc., a Delaware corporation (the "Company"), in the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-3 (the "Registration Statement") relating to (i) $125,000,000 aggregate principal amount of the Company's 5 1/2% Convertible Subordinated Notes due 2006 (the "Notes") and (ii) such indeterminable number of shares of the Company's common stock, par value $.01 per share (the "Common Stock"), as may be required for issuance upon conversion of the Notes (the "Conversion Shares"). The Notes and Conversion Shares will be offered and sold by certain security holders of the Company.

       In such capacity, we have reviewed the following documents:

       (a) The Certificate of Incorporation of the Company, certified by the Delaware Secretary of State;

       (b) The By-Laws of the Company, as certified by an officer of the Company;

       (c)    The Registration Statement;

       (d) The Indenture dated as of June 25, 1999 (the "Indenture") between the Company and The Bank of New York, as trustee (the "Trustee") relating to the Notes;


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                                                                 PIPER & MARBURY
                                                                      L.L.P.

HUMAN GENOME SCIENCES, INC.
August 16, 1999
Page 2


       (e)    The form of the Notes;

       (f) Certified resolutions of the Board of Directors of the Company relating to the Registration Statement and the authorization and issuance of the Notes and the Conversion Shares;

       (g) A good standing certificate for the Company, dated a recent date, issued by the Delaware Secretary of State;

       (h) An officer's certificate (the "Certificate") of the Company, dated the date hereof, as to certain factual matters; and

       (i) Such other documents as we have considered necessary to the rendering of the opinion expressed below.

       In our examination of the aforesaid documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), and that all public records reviewed are accurate and complete. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder, and we have also assumed the due authorization by all requisite action, corporate or other, and the valid execution and delivery by such parties of such documents and the validity, binding effect and enforceability thereof with respect to such parties. As to any facts material to this opinion which we did not independently establish or verify, we have relied solely upon the Certificate.

       Based upon and subject to the foregoing and having regard for such legal considerations as we deem relevant, we are of the opinion that, as of the date hereof:

       1. The Notes have been duly authorized and, when duly authenticated by the Trustee in accordance with the terms of the Indenture, are valid and binding obligations of the Company, subject to applicable bankruptcy and incolvency laws and the application of general principles of equity.

       2. Upon conversion of the Notes in accordance with their terms and the Indenture, the Conversion Shares will be duly authorized, validly issued, fully paid and nonnassessable.


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                                                                 PIPER & MARBURY
                                                                      L.L.P.

HUMAN GENOME SCIENCES, INC.
August 16, 1999
Page 3


       The foregoing opinion is rendered as of the date hereof. We assume no obligation to update such opinion to reflect any facts or circumstances which may hereafter come to our attention or changes in the law which may hereafter occur. We hereby consent to (i) the reference to this firm under the under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement and (ii) the filing of this opinion as an exhibit to the Registration Statement.

                                               Very truly yours,

                                               /s/ Piper & Marbury L.L.P.